SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934


                [ X ]  Filed by Registrant
                [   ]  Filed by Party other than the Registrant

        Check the appropriate box:

                [   ]  Preliminary Proxy Statement
                [   ]  Confidential, for Use of the Commission Only (as
                         permitted by Rule 14a- (6)e (2))
                [ X ]  Definitive Proxy Statement
                [   ]  Definitive Additional Materials
                [   ]  Soliciting Material pursuant to rule 14a-11
                         or Rule 14a-12

        DUCKWALL-ALCO STORES, INC.
        (Name of Registrant as Specified In Its Charter)
        (Name of Person(s) Filing Proxy Statement)

        Payment of Filing Fee (Check the appropriate box) :

                [ X ]  No fee required.
                [   ]  Fee computed on table below per Exchange Act Rules
                      14a-6(I) (4) and 0-11.

                         1) Title of each class of securities to which transaction applies:

                         2)  Aggregate number of securities to which
                             transaction applies:

                         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filling fee is calculated and stat how it was determined):

                         4)  Proposed maximum aggregate value of
                             transaction:

                         5)  Total fee paid:

                [   ]  Fee paid previously with preliminary materials

                [   ]  Check box if any part of the fee is offset as provided
                       by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offset fee was paid previously.
                       Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

                         1)  Amount Previously Paid:

                         2)  Form, Schedule or Registration Statement No.:

                         3)  Filing Party:

                         4)  Date Filed:

_____________________________________________________________________________

                                                     DUCKWALL-ALCO STORES, INC.
                                                     401 Cottage Street
                                                     Abilene, Kansas  67410
                                                     (785) 263-3350





April 30, 1999




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Duckwall-ALCO Stores, Inc., to be held at the principal offices of the Company, located at 401 Cottage Street, Abilene, Kansas on Thursday,
May 27,1999, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.


Sincerely yours,


/s/ Glen L. Shank

Glen L. Shank
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 1999


          NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation ("Duckwall" or the "Company"), will be held at the principal executive offices of Duckwall located at 401 Cottage Street, Abilene, Kansas, on Thursday, May 27, 1999, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:


     1. To elect six directors to hold office for a one-year term until the 2000 Annual Meeting of the Stockholders of Duckwall and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

     2. To consider and act upon a proposal to amend the Duckwall-ALCO Stores, Inc. 1993 Stock Option Plan as described in the accompanying Proxy Statement;

     3. To consider and act upon ratification and approval of the selection of the accounting firm of KPMG LLP as the independent auditors of Duckwall for the fiscal year ending January 30, 2000;

     4. To consider and act upon any other matters which may properly come before the Annual Meeting of the Stockholders or any adjournment or adjournments thereof.

               In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 9, 1999 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting of the Stockholders and any adjournment or adjournments thereof.

               All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Duckwall solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

By Order of the Board of Directors

/s/  Charles E. Bogan

Charles E. Bogan
Vice President and Secretary

April 30, 1999
Abilene, Kansas

DUCKWALL-ALCO STORES, INC.
401 Cottage Street
Abilene, Kansas, 67410-2832


PROXY STATEMENT


     ANNUAL MEETING OF STOCKHOLDERS
     TO BE HELD MAY 27, 1999


     INTRODUCTION

               This Proxy Statement is being furnished to the stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation ("Duckwall" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Duckwall for use at the Annual Meeting of Stockholders to be held on Thursday, May 27, 1999, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the principal offices of the Company, located at 401 Cottage Street, Abilene, Kansas, 67410-2832.

               This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about April 30, 1999.

     Proxies

               You are requested to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for director named in this Proxy Statement, in favor of the proposal to amend the Duckwall-ALCO Stores, Inc. 1993 Stock Option Plan, in favor of ratifying the selection of the accounting firm of KPMG LLP as Duckwall's independent auditors for the current fiscal year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed attorneys-in-fact. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Voting at the Meeting

               For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's Common Stock as of the close of business on April 9, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 5,082,374 shares of the Company's Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly to come before the Annual Meeting.

               Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting for that purpose. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is required to (i) approve the proposed amendment to the Duckwall-ALCO Stores, Inc. 1993 Stock Option Plan, (ii) ratify the selection of KPMG LLP as the Company's independent auditors, and
          (iii) approve such other matters as properly may come before the Annual Meeting or any adjournment thereof.

               Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Solicitation of Proxies

               This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company's transfer agent, will be paid by the Company.

               A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of Duckwall located at 401 Cottage Street, Abilene, Kansas. The list also will be available at the Annual Meeting.



ITEM 1

ELECTION OF DIRECTORS

               The Company's Board of Directors currently consists of six directors. One of the purposes of this Annual Meeting is to elect six directors to serve for a one-year term expiring at the Annual Meeting of Stockholders in 2000 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The Board of Directors has designated Glen L. Shank, Dennis A. Mullin, Robert L. Barcum,
          Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard as the six nominees proposed for election at the Annual Meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for both nominees or for the particular nominee who has ceased to be a candidate has been withheld. Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

               The Board of Directors recommends that you vote for the election of Glen L. Shank, Dennis A. Mullin, Robert L. Barcum, Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard as directors.

<PAGE 2>


Nominees

               The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director at the Annual Meeting.


                                               Present
                                               Position
                                               With                   Director
          Name                            Age  Duckwall                  Since
          _______________________________ ___  ______________________ ________
          Glen L. Shank                    54  Chairman and President     1988
          Dennis A. Mullin (1)             51  Director                   1991
          Robert L. Barcum (2)             50  Director                   1991
          Lolan C. Mackey(2)(3)            53  Director                   1998
          Jeffrey Macke(1)(2)(4)           30  Director                   1998
          Robert L. Woodard(1)(2)(4)       38  Director                   1998
          _______________________________ ___  ______________________ ________


          (1)  Member of Audit Committee
          (2)  Member of Compensation Committee
          (3) Lolan C. Mackey was appointed to the Board of Directors on March 19, 1998 and elected to the Board of Directors at the Annual Meeting of Stockholders on May 21, 1998.
          (4) Jeffrey Macke and Robert L. Woodard were appointed to the Board of Directors on August 27, 1998, replacing William J. Morgan and Robert C. Amenta, who resigned from the Board of Directors on August 27, 1998 and August 3, 1998, respectively.


               The business experience of each of the directors of the Company during the last five years is as follows:

               Glen L. Shank has served as President of the Company since June 1988 and as Chairman of the Board since May 1991. Between 1982 and 1988, Mr. Shank served as Vice President of Merchandising of the Company. Prior to 1982, Mr. Shank served as a Buyer and as a Merchandise Manager for the Company. Mr. Shank has approximately
          32 years of experience in the retail industry.

               Dennis A. Mullin is the President and Chief Executive Officer of Steel & Pipe Supply Co., Inc., and has served in various capacities with that company for more than the last five years.
          He also serves as a director of Commerce Bank, Kansas City.

               Robert L. Barcum is Chairman of the Board of The viaLink Company, an internet based technology company. He has also been president since 1985 of Applied Intelligence Group, a Netplex Company, that provides consulting and systems integration services to the retail industry.

               Lolan C. Mackey is currently a partner of Diversified Retail Solutions LLC, a retail senior management advisory firm. For 25 years, Mr. Mackey was employed in various capacities by Wal-Mart Stores, Inc. From 1990 to 1994, he was Vice President of Store
          Planning.   From 1994 to 1997, he was Vice President of International
          Operations.

               Jeffrey Macke has been a partner and lead investor with JKM
          Investments, a San Francisco based hedge fund, since 1995.   From
          1993 to 1995, he was a senior consultant for Senn-Delaney/Arthur Andersen LLP.

               Robert L. Woodard has been the Chief Investment Officer of the Kansas Public Employees Retirement System since 1996. From 1994 to 1996, he was Vice-President, and General Manager of FB Capital Management of Kansas, Inc.

<PAGE 3>

Compensation of Directors

               Non-employee directors of the Company receive compensation of $4,000 per year, payable quarterly, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. Employee directors of the Company receive no compensation for serving on the Board or any committee thereof.

               On March 18, 1993, the Company entered into an employment agreement with Glen L. Shank, President of the Company. The original term of the employment agreement expired on January 31, 1995. The current term of the employment agreement expires on January 31, 2001, subject to certain termination provisions provided in the agreement. The employment agreement provides that Mr. Shank's minimum base salary shall be $144,000, subject to increase by the Board of Directors. During the 1999 Fiscal Year, the employment agreement provided for a base salary of $190,000.
          In the event of death or disability, Mr. Shank or his representative shall be entitled to his salary through the end of the month in which his death occurs or the last day of the sixth consecutive month of his disability, as the case may be.

Meetings of the Board and Committees

               During the fiscal year ended January 31, 1999,(the "1999
          Fiscal Year"), the Board of Directors of Duckwall held eight meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during the 1999 Fiscal Year.

               Pursuant to Duckwall's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is no Nominating Committee or other committee of the Board of Directors performing similar functions.

               The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to Duckwall's accounting and financial reporting practices and in addressing the scope and expense of audit and related services provided by Duckwall's independent auditors. The Audit Committee is responsible for recommending the appointment of Duckwall's independent auditors and reviewing the terms of their engagement, reviewing Duckwall's policies and procedures with respect to internal auditing, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. The current members of the Audit Committee are Dennis A. Mullin, Jeffrey Macke, and Robert L. Woodard. The Audit Committee met twice during the 1999 Fiscal Year.

               The Compensation Committee makes recommendations to the Board of Directors regarding the compensation and benefits of Duckwall's executive officers. The Compensation Committee also administers the Company's Incentive Stock Option Plan. The current members of the Compensation Committee are Robert L. Barcum, Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard. The Compensation Committee met two times during the 1999 Fiscal Year.

<PAGE 4>

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

               The following table sets forth for the fiscal years ending January 31, 1999, February 1, 1998, and February 2, 1997, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for the 1999 Fiscal Year was in excess of $100,000 for services to the Company in all capacities:


Summary Compensation Table
                                                                                      Long Term
                                                                                     Compensation
                                                 Annual Compensation                   Payouts
                                              _________________________       __________________________






                                                                                Securities
                                                                                    Under-           All
                                                                                     lying         Other
     Name and                     Fiscal                                          Options/       Compen-
     Principal Position             Year           Salary      Bonus(1)               SARs    sation (2)
     ___________________________  ______     ____________  ____________       ____________  ____________
     Glen L. Shank                  1999         $190,500             0              4,000     $5,270(3)
        Chairman and President      1998          175,474        85,000              7,800      5,736(4)
                                    1997          162,650        75,000              4,000      5,110(5)

     James E. Schoenbeck            1999          145,450        36,000              3,500      5,461(3)
        Vice President-Operations   1998          140,426        53,500              5,800      5,927(4)
        and Advertising             1997          130,100        46,500              3,000      5,301(5)

     James R. Fennema               1999          139,675        34,000              3,500      5,304(3)
        Vice President-             1998          135,150        51,000              5,800      5,770(4)
        Merchandise                 1997          124,625        44,000              2,800      5,144(5)

     Richard A. Mansfield           1999          133,970        28,000              2,500      5,407(3)
        Vice President-Finance      1998           98,459        30,000              9,600          0
        and Treasurer (6)           1997                0             0                  0          0

     Charles E. Bogan               1999          122,775        24,000                  0      7,121(3)
        Vice President, Secretary   1998          120,275        30,000              3,800      7,519(4)
        and General Counsel         1997          117,250        28,000              1,800      6,912(5)
     ___________________________  ______     ____________  ____________       ____________  ____________


        (1) Reflects bonus earned for the fiscal years ending January 31, 1999, February 1, 1998, and February 2, 1997, respectively.

        (2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

        (3) Includes contributions made by the Company for fiscal 1999 to the named individual's account in the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan") (together with forfeitures) in the amounts of $4,369 each for Mr. Shank, Mr. Schoenbeck, Mr. Fennema, and Mr. Mansfield, and $4,172 for Mr. Bogan. Also includes premiums paid by the Company with respect to whole life insurance for each of the named individuals for fiscal 1999 in the amounts of $901 for Mr. Shank, $1,092 for Mr. Schoenbeck, $935 for Mr. Fennema, $1,038 for
             Mr. Mansfield, and $2,949 for Mr. Bogan.

        (4) Includes contributions made by the Company for fiscal 1998 to the named individual's account in the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan") (together with forfeitures) in the amounts of $4,835

<PAGE 5>

             each for Mr. Shank, Mr. Schoenbeck, and Mr. Fennema, and $4,570 for Mr. Bogan. Also includes premiums paid by the Company with respect to whole life insurance for each of the named individuals for fiscal 1998 in the amounts of $901 for Mr. Shank, $1,092 for Mr. Schoenbeck, $935 for Mr. Fennema and $2,949 for Mr. Bogan.

        (5) Includes contributions made by the Company for fiscal 1997 to the named individual's account in the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan") (together with forfeitures) in the amounts of $4,209 each for Mr. Shank, Mr. Schoenbeck, and Mr. Fennema, and $3,963 for Mr. Bogan. Also includes premiums paid by the Company with respect to whole life insurance for each of the named individuals for fiscal 1997 in the amounts of $901 for Mr. Shank, $1,092 for Mr. Schoenbeck, $935 for Mr. Fennema and $2,949 for Mr. Bogan.


        (6) Mr. Mansfield became Vice President-Finance and Treasurer on May 29, 1997.

Option Grants, Exercises and Holdings

               The following table provides further information concerning grants of stock options pursuant to the Duckwall-ALCO Stores, Inc., Incentive Stock Option Plan during the 1999 Fiscal Year to the named executive officers who received grants:


Option Grants in Last Fiscal Year


                                                                               Potential
                                                                           Realized Value at
                                            % of                             Assumed Annual
                          Number of        Total                          Rates of Stock Price
                         Securities     Options/                              Appreciation
                         Underlying   Granted to   Exercise               Individual Grants (1)
                            Options    Employees    or Base                  for Option Term
                            Granted    in Fiscal      Price     Expiration   _______________
Name                            (#)         Year     ($/Sh)           Date    5%($)   10%($)
______________________   __________   __________   ________   ____________   ______   ______


  Glen L. Shank               4,000        8.84%      18.50   May 20, 2003   20,445   45,178
  James E. Schoenbeck         3,500        7.73%      18.50   May 20, 2003   17,889   39,531
  James R. Fennema            3,500        7.73%      18.50   May 20, 2003   17,889   39,531
  Richard A. Mansfield        2,500        5.52%      18.50   May 20, 2003   12,778   28,236
______________________   __________   __________   ________   ____________   ______   ______

        (1) The options were granted with an exercise price equal to the fair market value of the Company's Common Stock on May 21, 1998. Except in the event of death, if an optionee ceases to be employed by the Company, his or her option shall terminate on the earlier of (i) the expiration of the option, or (ii) the thirtieth day following such termination of employment. In the event of the death of an optionee, the option may be exercised by his or her legal representatives on the earlier of (i) the expiration of the option, or (ii) within twelve months of the date of death. Upon a merger, consolidation, reorganization or liquidation of the Company, the option may, in the discretion of the Compensation Committee, become immediately exercisable until the day immediately prior to the date the contemplated transaction is consummated. The options granted were granted on May 21, 1998 and expire on May 20, 2003. The options become exercisable in equal amounts over a four year period beginning one year subsequent to their grant date.

<PAGE 6>


     Options  exercised by the named executive officers during the 1999
Fiscal Year were as follows: Mr. Shank, 5,750 shares, Mr. Schoenbeck, 4,375 shares, Mr. Fennema, 7,500 shares, and Mr. Bogan, 3,500 shares. The following table provides information with respect to the named executive officers concerning unexercised options held as of the end of the 1999 Fiscal Year.


Last Fiscal Year End Option Values

                            _________________________________________________________________
                                Number of Securities                 Value of Unexercised
                               Underlying Unexercised               In-the-Money Options at
                                Options at FY-End (#)                     FY-End ($) (1)
_________________________   ___________   _____________           ___________   _____________
Name                        Exercisable   Unexercisable           Exercisable   Unexercisable
_________________________   ___________   _____________           ___________   _____________

  Glen L. Shank                  17,263          13,037                48,893           5,901
  James E. Schoenbeck            12,425          10,175                34,278           4,284
  James R. Fennema                5,100          10,000                 5,469           4,106
  Richard A. Mansfield            2,400           9,700                 1,200           3,600
  Charles E. Bogan                8,825           4,325                25,309           2,841
_________________________   ___________   _____________           ___________   _____________

        (1) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Duckwall-ALCO Stores, Inc. stock at fiscal year end, multiplied by the number of shares underlying the options.
             The closing price of Duckwall-ALCO stock on January 31, 1999 was $13.25.

Employee Stock Option Plan

    In May 1993, the Company adopted the Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (the "Plan") to encourage key employees of the Company to participate in the ownership of the Company and promote the success of the business of the Company. Presently, 450,000 shares of Common Stock are authorized for issuance upon exercise of options under the Plan. Included in this meeting is a resolution to amend the Plan to increase the number of shares authorized for issuance to 650,000. The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock. The Plan is administered by the Compensation Committee consisting of not less than two nor more than five members of the Board of Directors who are appointed by the Board. The price of each option shall be its fair market value as determined by the Compensation Committee if the Common Stock is not traded on a public market. Employees of the Company eligible to receive options are those selected by the Compensation Committee in its sole discretion on the basis that such employees have made material contributions to the successful performance of the Company in the past, or are expected to make material contributions in the future.

     Of the 450,000 shares of Common Stock available under the Plan, an aggregate of 235,562 shares were subject to options as of April 2, 1999.

<PAGE 7>

Compensation Committee Report

    This report has been prepared by the Compensation Committee of the Board of Directors, which consists of Robert L. Barcum, Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard. The Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During Fiscal 1999, the Compensation Committee was composed of three independent outside directors, none of whom is an officer or employee of the Company. The Chief Executive Officer of the Company, and certain other executive officers of the Company, may attend meetings of the Compensation Committee, but are not present during discussions or deliberations regarding their own compensation. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request.

    Compensation Policy. The Company's executive compensation policy is premised upon three basic goals: (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable the Company to achieve both its short and long-term earnings growth and return on investment objectives; (2) to create incentives to achieve Company and individual performance objectives through the use of performance-based compensation programs; and (3) to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.

     In determining the structure and levels of each of the components of executive compensation needed to achieve these goals, the Compensation Committee considers all elements of the compensation package in total, as well as the individual components thereof. As more fully described below, the determination of such levels of executive compensation is a subjective process in which the Compensation Committee considers many factors including the Company's performance (as measured by earnings growth and return on investment, among other factors) and the individual executive's specific responsibilities, historical and anticipated personal contribution to the Company's business, and length of service with the Company. In addition, the Compensation Committee considers publicly available executive compensation data for comparable positions in companies believed to be most comparable for purposes of executive compensation. The levels of compensation paid by the Company to its executive officers were matched to comparable positions of executives at comparable companies and a competitive level for the total compensation package and relevant individual components was determined.

    Compensation Components. The Company's compensation program is reviewed annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. The principal components of the compensation program for executive officers are base salary, annual incentive bonuses, and employee stock options. Management has been granted options in the past to provide linkage between executive pay and corporate performance and to provide incentive to continue employment with the Company. The Compensation Committee believes that the total compensation package awarded to top management is fair based upon the total compensation packages awarded to top management at comparable companies.

    Base Salary. The Compensation Committee reviews each executive officer's base salary from the previous year and, in determining whether to adjust base salary levels, takes into account the Chief Executive Officer's recommendations and assessments of each executive's growth and effectiveness in the performance of his or her duties and the Company's performance. For Fiscal 1999, base salary levels for the executive officers were increased by approximately two to nine percent from Fiscal 1998 levels. These salaries were based upon the Compensation Committee's analysis of the Company's performance, including a review of the Company's revenues, earnings, return on investment and new store openings for the prior year. An analysis of the role played by each individual executive in generating the Company's performance included a consideration of the executive's specific responsibilities, contributions to the Company's business, and length of service. The Compensation Committee also considered publicly available executive compensation data for comparable positions in comparable companies. Base pay levels for the executive officers are competitive within a range that is considered in the Compensation Committee's judgment, to be reasonable and necessary.

<PAGE 8>


     Annual Incentive Bonus. The Company's executive officers and certain other employees of the Company who, in the discretion of the Chief Executive Officer, are considered to be in a position to significantly influence the Company's results or operations and level of profits are eligible to receive annual incentive bonus awards under the Company's incentive bonus program. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The selection of the persons eligible to participate in the incentive bonus program is necessarily subjective in nature and is made after taking into account management's assessment of each person's level of responsibility. The incentive program establishes a bonus pool at the beginning of each year which is included in the Company's operating budget for that year. Each of the participants in the incentive program is evaluated based upon a number of criteria related to management skills and personal characteristics. In addition, each participant is evaluated based upon his or her accomplishments for the year compared to the goals that were established at the end of the previous year. The size of the bonus pools, the persons who are eligible to receive bonuses, the targets established for bonus participants and the amount of bonus payments can vary from year to year and are subject to the discretion of the Compensation Committee and management.

     Stock Options. Since the Company's policy is to retain qualified individuals to enable the Company to achieve both short- and long-term earnings growth, it is important that there be a long-term component of the compensation policy. The Company's Incentive Stock Option Plan which was approved by the Stockholders in 1993, amended in 1997, and proposed to be amended in 1999, provides the vehicle for addressing long-term rewards. The Compensation Committee administrates the Stock Option Plan. The Chief Executive Officer provides recommendations to the Compensation Committee who may grant the options at any time. The options permit the holder to purchase shares of the Company's stock at a price equal to the fair market value of the Stock at the time of the grant. Thus, the options gain value only to the extent the stock price exceeds the option price. To date, all of the options that have been granted become exercisable in equal amounts over a four-year period beginning one year subsequent to the grant date.


Compensation Committee Interlocks

    Robert L. Barcum, Lolan C. Mackey, Jeffrey Macke, and Robert L. Woodard each served on the Compensation Committee of the Board of Directors during the 1999 Fiscal Year.

    Jeffrey Macke, Director of the Company, beneficially owned 446,300 shares of Common Stock as of March 19, 1999.


Insider Participation

    Dennis A. Mullin is President and Chief Executive Officer of Steel & Pipe Supply Co., Inc. Mr. Mullin is also a partner in or stockholder or officer of five partnerships or corporations which own stores leased to the Company. During the 1999 Fiscal Year, the Company paid fixed rentals aggregating approximately $585,066 and percentage rentals aggregating approximately $635 to these entities. The Company also pays the taxes, insurance and maintenance on the stores leased from these entities. Each of the store leases has a remaining term of more than four years. Robert L. Barcum is Chairman of the Board of The viaLink Company, the successor company of Applied Intelligence Group, Inc. ("AIG"), a computer consulting firm. During the 1999 Fiscal Year, the Company paid AIG $260,299 for the purchase of software, services and expenses related to upgrading the Company's point-of-sale systems. The
Company has used AIG as a source for point-of sale software and related services since 1987.

    Glen L. Shank, James E. Schoenbeck, Richard A. Mansfield, and Charles E. Bogan were four of the five members of the administrative committee of the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing
Plan").   On March 19, 1999, the plan owned 79,053 shares of Common Stock.
See "Ownership of Duckwall Common Stock."

<PAGE 9>


Company Performance

    The following graph compares the cumulative total return of the Company, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Stocks Index (dividends reinvested). The graph assumes $100 was invested on October 27, 1994 in Duckwall-ALCO Stores, Inc. Common Stock, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Stocks Index (the "Peer Group").



Comparative Total Stock Returns


                              10/24/94   01/29/95   01/28/96   02/02/97   02/01/98   01/31/99


Duckwall-Alco Stores, Inc.         100    102.778    108.333    145.833    161.111    147.222
Nasdaq Composite Index             100     97.497    137.789    180.642    213.475    333.135
Nasdaq Retail Stock Index          100     90.123    101.859    125.271    146.473    178.529




    Based upon the data reflected in the table, a $100 investment in the Company's stock would have a total return value of $147.22 at fiscal year-end, as compared to $333.14 for the Composite Nasdaq Index and $178.53 for the Nasdaq Retail Stock Index.

    There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to the future stock performance.






<PAGE 10>


OWNERSHIP OF DUCKWALL COMMON STOCK

     The following table sets forth certain information as of March 19, 1999 (as of December 31, 1998 for Goldman, Sachs and Company, Heartland Advisors, Inc., Dimensional Fund Advisors, Inc., Wellington Management Company LLP, Franklin Resources, Inc. and Putnam Investments, Inc.) regarding the beneficial ownership of Duckwall Common Stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's Common Stock, by each director of the Company, by each executive officer named in the Summary Compensation Table under "Executive Compensation and Other Information--Executive Compensation" and by all directors and officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be, or by documents filed with the Securities and Exchange Commission.


                                      Amount and Nature of         Percentage of
Name                                  Beneficial Ownership    Shares Outstanding
___________________________________   ____________________   ___________________

  Glen L. Shank (1)(2)(3)                           24,413                     *
  James E. Schoenbeck (1)(2)(4)                     16,800                     *
  James R. Fennema (1)(5)                            9,400                     *
  Richard A. Mansfield (1)(2)(6)                     2,400                     *
  Charles E. Bogan (1)(2)(7)                        11,825                     *
  Robert L. Barcum (8)                                   0                     *
  Lolan  C. Mackey (9)                                   0                     *
  Jeffrey Macke (10)                               446,300                  8.76
  Dennis A. Mullin (11)                            118,498                  2.33
  Robert L. Woodard (12)                                 0                     *
  KDF, a Kansas Nominee (12)                       672,000                 13.20
  INTRUST Bank N.A., as Trustee
    for Duckwall-ALCO Profit
    Sharing Plan & Trust (2)                        79,053                  1.55
  Goldman, Sachs and Company(13)                   514,700                 10.11
  Heartland Advisors, Inc.(14)                     435,000                  8.54
  Dimensional Fund
    Advisors, Inc.(15)                             353,600                  6.94
  Wellington Management
    Company LLP (16)                               329,600                  6.47
  Franklin Resources, Inc.(17)                     284,900                  5.59
  Putnam Investments, Inc.(18)                     265,000                  5.20
  All directors and officers as
    a group (10 in group)                          629,636                  3.50

___________________________________

         *   Less than one percent.

        (1) The address for this person is 401 Cottage Street, Abilene, Kansas 67410-2832.

        (2) Glen L. Shank, Chairman of the Board and President of the Company, James E. Schoenbeck, a Vice President of the Company, Richard A. Mansfield, a Vice President of the Company, and Charles E. Bogan, a Vice President of the Company were four of the five members of the administrative committee of the Duckwall-ALCO Stores, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan"), however each has disclaimed beneficial ownership of any shares of Common Stock owned by the Profit Sharing Plan. The address of the Profit Sharing Plan is INTRUST Bank N.A., 4000 Sommerset Drive, P.O. Box 8338, Prairie Village, KS 66208-0338.

        (3) Mr. Shank owns options to purchase 26,300 shares of Common Stock. Of those options, 17,263 are currently exercisable.

<PAGE 11>


        (4) Mr. Schoenbeck owns options to purchase 19,100 shares of Common Stock. Of those options, 12,425 are currently exercisable.

        (5) Mr. Fennema owns options to purchase 11,600 shares of Common Stock. Of those options, 5,100 are currently exercisable.

        (6) Mr. Mansfield owns options to purchase 9,600 shares of Common Stock. Of those options, 2,400 are currently exercisable.

        (7) Mr. Bogan owns options to purchase 13,150 shares of Common Stock. Of those options, 8,825 are currently exercisable.

        (8) The address for Mr. Barcum is The viaLink Company, 13800 Benson Road, Edmond, Oklahoma 73013.

        (9) The address for Mr. Mackey is Diversified Retail Solutions LLP, 1913 N. Walton Blvd., Bentonville, AR 72712.

        (10) Jeffrey Macke owns 20,000 shares of Common Stock and is a partner in JKM Investments, LLC, which owns 62,200 shares of Common Stock. Mr. Macke beneficially owns the following shares:
             Macke Limited Partnership, 3,500 shares of Common Stock; Kenneth
             A. Macke and Kathy Macke, 356,100 shares of Common Stock; Kenneth
             A. Macke Trust, 1,000 shares of Common Stock; Melissa Macke, 2,500 shares of Common Stock; and Michael Macke, 1,000 shares of Common Stock. The address for Mr. Macke is JKM Investments, LLC, 2401 Vallejo St., San Francisco, CA 94123.

        (11) Dennis A. Mullin owns 6,000 shares of Common Stock and is the President and Chief Executive Officer of Steel & Pipe Supply Co., Inc., which owns 105,818 shares of Common Stock. The address of Steel & Pipe Supply Co., Inc., is 555 Poyntz, Manhattan, Kansas 66502. Mr. Mullin is also an executive officer of Business Buildings, Inc. which own 840 shares of Common Stock and of MBI, Inc., which owns 5,840 shares of Common Stock. The address for Mr. Mullin is 555 Poyntz, Manhattan, Kansas 66502.

        (12) KDF is the nominee holder of shares of Common Stock on behalf of the Kansas Public Employees Retirement System ("KPERS"). KPERS has investment and voting power with regard to these shares. Robert L. Woodard is the Chief Investment Officer of KPERS.
             Mr. Woodard has disclaimed beneficial ownership of all shares of Common Stock beneficially owned by KDF and KPERS. The address of KPERS is 611 S. Kansas Avenue, Suite 200, Topeka KS 66603.

        (13) The address of Goldman, Sachs and Company is 85 Broad Street, New York, New York 10004.

        (14) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

        (15) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

        (16) The address of Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109.

        (17) The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., San Mateo, CA 94403.

        (18) The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.

<PAGE 12>


ITEM 2

PROPOSED AMENDMENT TO THE DUCKWALL-ALCO STORES, INC. 1993 STOCK OPTION PLAN

    During the 1994 fiscal year, the Board of Directors of the Company adopted and the stockholders approved, the Duckwall-ALCO Stores, Inc. 1993 Stock Option Plan ("Plan"). In 1997, the Board of Directors of the Company adopted, and the stockholders approved, an amendment to the plan that increased the number of shares available in the plan to 450,000. In the opinion of the Board of Directors, the availability of a stock option plan will encourage key employees of the Company to participate in the ownership of the Company and provide additional incentive for such employees to promote the success of the business of the Company through sharing in the future growth of such business. The Board of Directors of the Company has adopted a proposed amendment to the Plan whereby a maximum of 650,000 shares of Common Stock, rather than 450,000 shares, may be issued upon exercise of options under the Plan.

Description of the Plan

    Shares Subject to Options. Currently, a maximum of 450,000 shares of Common Stock may be issued upon exercise of options under the Plan, and options covering 299,376 shares have been granted or exercised. The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock. In the event the Company shall not be the surviving corporation in any merger, consolidation or reorganization, or in the event of acquisition by another corporation of all or substantially all of the assets of the Company, every option outstanding hereunder may be assumed (with appropriate changes) by the surviving, continuing, successor or purchasing corporation, as the case may be, subject to any applicable provisions of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (the "Code") or replaced with new options of comparable value in accordance with the applicable provisions of the Code.

    Administration. The Plan is to be administered by the Compensation Committee ("the Committee") consisting of not less than two nor more than five members of the Board of Directors who are appointed by the Board. The Committee will be composed solely of members of the Board of Directors who are not employees of the Company and therefore are not eligible to receive options under the Plan. Subject to the provisions of the Plan, the Committee has sole authority to determine which employees will be granted options, when the options will be granted, the time or times when options will be exercisable, the duration of the options and the form of the option agreement.

    Option Price. The option price of each option is determined by the Committee, but in no event shall the price be less than the greater of (a) the par value of the Common Stock or (b) 100% of the fair market value of the Common Stock on the day the option is granted. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between he average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the average of the means between the highest and lowest

<PAGE 13>


sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Compensation Committee.


    Eligible Employees. Key employees of the Company, as selected by the Compensation Committee in its sole discretion on the basis that such employees have made material contributions within the past, or who are expected to make material contributions in the future, to the successful performance of the Company, are eligible to participate in the Plan. The total number of employees of the Company as of April 29, 1999 was approximately 5,150.

    Maximum Option Term. No option to be granted under the Plan may be exercised after the expiration of five years from the date of grant.

    Nontransferability.   No option is transferable by the optionee except
by will or by the laws of descent or distribution.

    Exercise of Options. Options under the Plan are exercisable at the times and on the terms and conditions set forth in the option agreement. Under certain circumstances involving the merger, consolidation or reorganization of the Company, or its liquidation or sale of substantially all of its assets, the Plan provides that the Committee may provide that each optionee shall, within a 30-day period, exercise all or any part of the options granted. In addition, if a single stockholder or group of stockholders deemed to constitute a "person" under the securities laws acquires more than 33% of the shares of Common Stock, or less than a majority of the directors are persons who were either nominated or selected by the Board of Directors, then the Committee may accelerate the time during which any option outstanding under the Plan will be exercisable in full.

    The Plan provides that each option is exercisable only by the optionee during his lifetime. In the event of the optionee's death while he is an employee of the Company (or within thirty days after the date of which such optionee ceases to be so employed), unless otherwise provided by the Committee in the option grant, the option, to the extent still in effect and unexercised, may be exercised in whole or in part by the person to whom the optionee's rights in the option pass by will or by the laws of descent and distribution within twelve months following the death of the optionee, but in no event later than the expiration date specified in the respective stock option agreement.

    Ownership Limitations. Any person who owns 10% or more of the voting power of the Common Stock may not receive any option unless the exercise price of such option is at least 110% of the fair market value of the Common Stock on the date of grant and unless such option cannot be exercised more than 5 years from the date of grant.

    Options are subject to the limitation that the aggregate fair market value of the Common Stock with respect to which stock options may first become exercisable in any year may not exceed $100,000 as to any individual holder.

    Termination of Options. Options will terminate within thirty days of the date of termination of employment for any reason other than death, but in no event later than the expiration date specified in the respective stock option agreement.

    Amendments. The Board of Directors may amend, modify or terminate the Plan without the approval of stockholders, except that stockholder approval will be required for any amendment which would (i) increase the maximum number of shares of Common Stock subject to the Plan, except adjustments made by reason of stock splits, stock dividends or made upon changes in capitalization, (ii) alter the eligibility requirements for the optionees under the Plan, (iii) extend the duration of the Plan or (iv) change the provisions of the Plan with respect to the determination of the option price. In addition, no amendment, modification or termination of the Plan may be made which would adversely affect the rights of any optionee under any then outstanding options granted under the Plan without the consent of such optionee.

<PAGE 14>


    Duration.  No option may be granted under the Plan after May 18, 2003.

    Federal Income Tax Consequences. In general, the grant of an option under the Plan does not result in any Federal income tax consequences to the Company or to the optionee. In addition, the exercise by an optionee of an option under the Plan does not generally result in any Federal income tax consequences to the optionee except that, for purposes of determining the alternative minimum taxable income of the optionee, if the stock received on the exercise of an option granted under the Plan by an optionee is substantially vested within the meaning of the Code, then the excess, if any, of the fair market value of the Common Stock received upon the exercise of the option at the time of exercise over the amount paid for such Common Stock is included in the determination of the optionee's alternative minimum taxable income for the year in which the option is exercised. If the stock received upon exercise of an option granted under the Plan is not substantially vested within the meaning of the Code, then the alternative minimum tax consequences associated with exercise of the option generally are taken into account in the year the Common Stock becomes substantially vested.

    Upon the sale of the Common Stock received pursuant to the exercise of an option granted under the Plan ("option stock"), an optionee will generally recognize either a taxable gain equal to the excess of the amount realized from the sale over the optionee's basis in the shares of option stock, or a taxable loss equal to the excess of the optionee's basis in the shares of option stock over the amount realized from the sale. Such gain or loss from the sale of option stock will generally be considered gain or loss from the sale of a capital asset, provided that such sale does not occur within two years from the date the option is granted or within one year from the date the option is exercised, and that the option stock is held for investment purposes.

    However, if an optionee sells shares of option stock prior to the expiration of two years from the date the option is granted or prior to the expiration of one year from the date the option is exercised, then the optionee generally will recognize ordinary income in the year the option stock is sold in an amount equal to the difference between the lesser of (1) the fair market value of the shares of option stock on the date of exercise, and (2) the amount realized on the sale of the option stock, and the exercise price. The excess, if any, of the amount realized on the sale of the option stock over the fair market value of the option stock on the date of exercise will generally be considered gain from the sale of a capital asset if the shares are held for investment purposes.

    For purposes of computing an optionee's alternative minimum taxable income in the year the option stock is sold, the optionee's basis in the option stock is increased by the amount included in the determination of alternative minimum taxable income as a result of the receipt of such option stock.

    The Company does not generally realize any income tax consequences on the issuance or exercise of options under the Plan; however, if an optionee sells option stock prior to the expiration of two years from the date the option is granted or prior to the expiration of one year from the date of exercise, the Company may deduct an amount equal to the amount included in the optionee's ordinary income, provided the Company satisfies applicable information reporting and income and payroll tax withholding requirements.

    The federal income tax consequences described above are for general information only. No information is provided as to state, local, or foreign tax consequences of the acquisition or exercise of stock options granted under the plan or the sale of shares of common stock acquired upon such exercise. Each optionee should consult his or her own tax advisor as to the specific federal income tax consequences and as to the specific consequences under state, local and foreign tax laws.

    Miscellaneous Information. To the extent that any option remains unexercised upon its termination or expiration, the shares subject to such option will again be available for the granting of other options under the Plan.

    The Plan does not contain any provisions requiring an optionee to hold the optioned stock for any period after exercise of the option. However, such a provision may be included in any option agreement relating to an option granted by the Committee.

<PAGE 15>


Plan Benefits

    Directors who are not executive officers or employees of the Company are not eligible to receive options under the Plan. The dollar value and number of options which will be received by the five individuals named in the Summary Compensation Table are not currently determinable due to the discretionary nature of the Plan. The Plan provides that all employees of the Company are eligible to receive Plan benefits and that the Committee has sole authority to determine which employees will be granted options under the Plan. As of the date hereof, the Committee has not decided which employees, if any, will be granted such options.


    The Board of Directors recommends that you vote for approval of the amendment to the Duckwall-ALCO Stores, Inc. 1993 Stock Option Plan.



ITEM 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Board's Audit Committee, has selected the independent certified public accounting firm of KPMG LLP as Duckwall's independent auditors to audit the consolidated financial statements of the Company for the year ending January 30, 2000. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard.

     KPMG LLP has served as the Company's independent auditors since 1969.
A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.

    The Board of Directors recommends that you vote for approval of the selection of KPMG LLP.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Duckwall's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in Duckwall Common Stock and other equity securities. Securities and Exchange Commission regulations require directors, executive officers, and greater than 10% stockholders to furnish Duckwall with copies of all Section 16(a) reports they file.

    To Duckwall's knowledge, based solely upon review of the copies of such reports furnished to Duckwall and written representations that no other reports were required, during the 1999 Fiscal Year all Section 16(a) filing requirements applicable to its directors, executive officers, and greater than 10% stockholders were complied with.

<PAGE 16>


OTHER BUSINESS OF THE MEETING

    The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.



ANNUAL REPORT

    Duckwall's Annual Report to Stockholders, containing financial statements for the year ended January 31, 1999, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.


STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    It is presently anticipated that the 2000 Annual Meeting of Stockholders will be held on May 26, 2000. Stockholder proposals intended for inclusion in the proxy statement for the 2000 Annual Meeting of Stockholders must be received at the Company's offices, located at 401 Cottage Street, Abilene, Kansas, 67410-2832, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than December 31, 1999. Proxies solicited in connection with the 2000 Annual Meeting of Stockholders shall confer discretionary voting authority on the appointed proxyholders to vote on certain stockholder proposals that are not presented for inclusion in the proxy materials unless the proposing stockholder notifies the Company
by March 16, 2000 that such proposal will be made at the meeting.   Such
proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary of Duckwall.


By Order of the Board of Directors

/s/ Charles E. Bogan

Charles E. Bogan
Secretary

April 30, 1999
Abilene, Kansas

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